UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 19, 2019
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	OPGN	Nasdaq Capital Market
Common Warrants	OPGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.01   —   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2019, OpGen, Inc. (the “Company”), received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5550(b)(1) because the Company’s stockholders’ equity as of June 30, 2019 fell below the required minimum of $2,500,000 and as of June 30, 2019, the Company did not meet the alternative compliance standards of market value of listed securities or net income from continuing operations for continued listing.

In accordance with Nasdaq’s listing requirements, the Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from the date it received the notification to evidence compliance.

The Company intends to promptly evaluate various courses of action to regain compliance and to timely submit a plan to Nasdaq to regain compliance with the Nasdaq minimum stockholders’ equity standard. However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

Date: August 23, 2019	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer